UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

Acadia Realty Trust

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-12002	23-2715194
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Theodore Fremd Avenue Suite 300
Rye, New York		10580
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 914 288-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares of beneficial interest, par value $0.001 per share	AKR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2025, Acadia Realty Trust (the “Company”) issued a press release announcing the appointment of David Buell as Chief Accounting Officer of the Company, effective January 5, 2026 (the "Effective Date"), succeeding Richard Hartmann as principal accounting officer of the Company.

Mr. Buell, 44, served as Senior Vice President and Chief Accounting Officer of Kite Realty Group Trust from 2018 to 2025, Corporate Controller from 2014 to 2018, and Director, Accounting & Financial Reporting from 2010 to 2014. Prior to this, he was a Senior Manager in KPMG’s audit practice, specializing in real estate clients across multiple industries. Mr. Buell is a certified public accountant and holds a Bachelor of Science in Accounting and Finance from Indiana University.

Mr. Buell has no family relationships with any director, executive office or person nominated or chosen by the Company to become a director or executive officer of the Company, and there is no arrangement or understanding between Mr. Buell and any other person pursuant to which Mr. Buell was selected as an officer of the Company. Mr. Buell is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Buell will receive an annual base salary of $375,000, and will be eligible for an annual target cash bonus and an equity bonus under the Company’s 2020 Share Incentive Plan (the “Incentive Plan”), which is more fully described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 25, 2025. In addition, on the Effective Date, Mr. Buell will be granted (i) a one-time equity award of $500,000 in restricted stock or long-term incentive partnership units under the Incentive Plan, which is subject to cliff vesting over a five-year period, and (ii) a one-time signing award of up-to $245,000 payable in cash and up-to $245,000 payable in equity. Mr. Buell will also enter into a severance agreement, substantially in the form filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Mr. Hartmann, who has been with Acadia Realty Trust since 1997 and has served as Chief Accounting Officer since 2012, will remain with the Company to support the transition and will assume a new role as Senior Vice President, Strategic Initiatives.

Item 7.01 Regulation FD Disclosure.

A copy of the press release with respect to the appointment of Mr. Buell is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including the information included in Exhibit 99.1 attached hereto, is intended to be furnished pursuant to Item 7.01 and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended (“Securities Act”) or the Exchange Act, or otherwise subject to the liabilities of Sections 11 and 12 (a) (2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated December 19, 2025

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Acadia Realty Trust (Registrant)

Date:	December 19, 2025	By:	/s/ John Gottfried
		Name: Title:	John Gottfried Executive Vice President and Chief Financial Officer